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                                                                   EXHIBIT 99.2
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              THIRD QUARTER CONFERENCE CALL
              OCTOBER 23, 2003


OPERATOR:

Good afternoon. My name is Latoya and I will be your conference facilitator today. At this time, I would like to welcome everyone to the GATX third quarter earnings conference call. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question-and-answer period. If you would like to ask a question at that time, simply press star then the number one on your telephone keypad. If you would like to withdraw your question, press the pound key. I would now like to turn the call over to Robert Lyons, Vice President, Investor Relations. Please go ahead, sir.

BOB LYONS:

Thank you. Good morning everyone and thank you for joining us on today's call. With me is Brian Kenney, our Chief Financial Officer. Earlier this morning we issued our third quarter results and I hope you've all had an opportunity to review those. I'll provide a short overview of the quarter and then we'll go right to Q&A. Before touching on the numbers for the quarter, I'd like to point everyone to the forward-looking statement language included in our press release. The language included therein also applies to today's call.

At the conclusion of the second quarter, we were asked the question regarding what our expectations were, qualitatively, for the third quarter and at the time we said our hopes were for continued stabilization with little disruption and/or unplanned events during the third quarter and that's what we experienced.

For the 2003 third quarter, GATX reported net income of $22.7m or $0.46 per diluted share. This includes a benefit in the quarter totaling $0.13 per diluted share related to recoveries on previously expensed legal costs. This compares to net income in the 2002 third quarter of $19.1m or $0.39 per diluted share.

In Rail, utilization has remained steady with second quarter levels at 93%, above the prior year levels. We're managing our fleet effectively given the environment, working hard to place cars into service and scrap aged cars as warranted. From a lease pricing perspective, we continued to see pressure on rates as expected due to the way in which the fleet rolls and renews over time. We've discussed this pattern and process at length on past calls and we'd certainly be happy to do so again today during the Q&A if anyone should want additional details.

Industry news in Rail has been generally positive with order backlogs at manufacturers coming well off the bottom and holding above the 30,000 car level in recent quarters. While well below the peak year levels of 60,000 plus cars, the current state is a dramatic improvement over the past two years. Activity among the customer base has been positive and we are seeing a steady flow of order inquiries.

In Air, I point out that once again concurrent with the release of our earnings this morning, we posted updated Air slides on our website. Please feel free to access this information or call me directly after the call today and I'll get copies to you.

Consistent with the seasonal pattern in this business, conditions stabilized in Air in the third quarter. Our fleet remains highly utilized, our order book has been effectively addressed, and our 2000 renewal activity, is close to being finalized. These are positive developments and place us in a good position as we enter the more challenging winter season.

Like all of you, we will be watching travel patterns closely in the months ahead and we will make -- we will maintain very close contact with our customers as we monitor their operating conditions.

As noted in the release, we did see a slight pickup in investment volumes in our technology business during the third quarter, although the base level for comparison is relatively low compared to peak years. We've placed added emphasis on expanded marketing programs and advisory services over the past year and we're hopeful that this will provide additional leverage



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points when the overall tech spending rebound occurs.

Investment volume at GATX totaled $613m through the first nine months of 2003 compared to $887m in the prior year. 2003 investment volume has been concentrated in Rail, Air, and Technology and as expected given our plan to exit from Venture in the curtailment of Specialty. As you may recall, the 2002 aircraft delivery schedule was sizable and drove the large part of the volume in the prior year. So the decline this year is expected given a comparatively light '03 delivery schedule.

Cash from operations totaled $325m through the first 9 months of 2003 compared to $256m in the prior period. Portfolio proceeds which totaled $568m in the first 9 months of 2003 compared to $673m in the prior year coupled with the strong operating cash flow and the financing activity undertaken during the quarter, supported our investment activity while at the same time enabling us to reduce recourse leverage. Net charge offs and asset impairments in the third quarter were well below year ago levels, both on an absolute and a percentage basis reflecting a generally improved credit environment in Rail and Tech as well as Specialty and Venture.

In closing, I would add that in preparing for this quarter's release, it felt very similar to the second quarter in terms of results, events, and the environment and that in and of itself is a positive step given the volatility we experienced in 2001 and 2002. While we remain cautious on certain fronts with regard to potential challenges, particularly in Air, it feels good to again post a fairly straightforward quarter. With that, we'll open it up for questions.

QUESTIONS AND ANSWER

OPERATOR:

At this time, I would like to remind everyone, in order to ask a question, please press star then the number one on your telephone keypad. We'll pause for just a moment to compile the Q&A roster. Your first question comes from Laura Kaster, Piper Jaffray.

LAURA KASTER:

Hi, great quarter guys. Real -- two quick questions, just so I have my ducks in a row here, does your guidance include all the non-recurring charges quarter-to-date and is that $1.30 the same guidance that you had in the last quarter?

BRIAN KENNEY:

Yeah, it includes all the charges. So we're not excluding anything. That would be the GAAP earnings that we expect.

LAURA KASTER:

Okay and so that's in line with your prior quarter guidance?

BRIAN KENNEY:

Essentially, yes in the range of.

LAURA KASTER:

Okay, great. And I apologize, I was cut off for like 90% of your prepared remarks, can you just give me your outlook on your technology business, what you're seeing there?

BOB LYONS:

Well, we did see increased volume in the third quarter versus the first and second. But the numbers themselves are certainly, continue to run below our targeted levels. So, we're encouraged a little bit by the pickup in activity in the third quarter, but hesitant right now to call it a trend and I guess in general we would say we're still running below where we want to be as far as tech volume is concerned.

LAURA KASTER:

Okay, but no catalyst to call a trend, as of yet?

BOB LYONS:

Not, really.

LAURA KASTER:

Okay, great. Thanks Bob.

                                                   Third Quarter Conference Call

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OPERATOR:

The next question comes from Arthur Winston, Pilot Advisors.

ARTHUR WINSTON:

Hi, this question I mean it is a difficult question, and I don't know if you can respond. Whatever you can say is helpful and you probably can't say a lot, but in terms of the liquidity from which you may or may not be able to continue, your relatively high dividend. The debt is down a fair amount, the cash is down. Is your liquidity position any better or worse than it has been overall? How do you assess it?

BRIAN KENNEY:

I'd say, I'd say it's about the same in that right now we have about $665m of committed unused bank lines as well as unrestricted cash. So, liquidity is strong and I`d say it's about the same because I can look out to the end of 2004, on a committed basis. So looking at committed funding between now and then, we still would not have to arrange any new financing in order to meet those commitments, so I'd say it's a similar strong liquidity position as to prior quarters.

ARTHUR WINSTON:

And I don't know what you can say to this question. Historically, has the board told the shareholders anything about, you know, how its looking at, you know, the dividend given these, you know, very difficult environment we're in?

BRIAN KENNEY:

Yeah. They're going to do their regularly, a regular quarter review. They look at cash flow; investment levels; where we think earnings are going to go; when the recovery's coming; the importance of the dividend to shareholders. They look at all those factors every quarter. That analysis continues. And you might have noticed that in the press release. We stressed that again.

ARTHUR WINSTON:

Thank you very much.

OPERATOR:

Your next question comes from Charles Cascarilla, Claiborne Capital.

CHARLES CASCARILLA:

Hi guys. Just had a couple of questions. The first one is on Rail. Could you sort of help me understand what Rail revenues would have been like sort of on an apples-to-apples basis with last year if you would take out Europe?

BOB LYONS:

Sure. The -- if you look on a quarterly basis, the North American Rail revenues were only down a couple of million dollars quarter-over-quarter. Last year's, lease and here when we talk about revenues, I'm talking about lease income.

CHARLES CASCARILLA:

Sure.

BOB LYONS:

It's really the best benchmark. Last year, third quarter '02 lease income was $147m. We picked up KVG. That was roughly $14m.

CHARLES CASCARILLA:

Right.

BOB LYONS:

And then the North American revenue was -- lease income was down roughly $2m from the prior year, so that leads you to the $159 that posted, roughly $159 that posted this quarter.

CHARLES CASCARILLA:

Okay. And so, I mean, it seems like maybe the lease rates are a little bit stronger than they, than maybe what you expected. Does it seem that maybe there'd be a more decline in North America considering how much rolls off at lower rates, is that a fair statement, or?

BRIAN KENNEY:

I'd say it's about a -- right about at what we expected.

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CHARLES CASCARILLA:

Okay.

BRIAN KENNEY:

Earlier in the year. Rental rates continue to be lower on average on renewal than the prior existing lease rate and that's still the case now. Now, that's gotten better -- that trend's gotten a little better as we move through the year, but it's still lower so there's still pressure remaining on revenue.

BOB LYONS:

Let me give you the same numbers on a year-to-date basis.

CHARLES CASCARILLA:

Sure.

BOB LYONS:

Where '02 lease income was $458m. We pick up KVG which is the range of $40 and then North American revenue was down $26m year to date. So, there is a meaningful drop in North American revenue, which we talked about at the last quarter. That's the phenomenon of the lease rollover.

CHARLES CASCARILLA:

Okay, great. And then, I think the next question would be on the financial services division. Maybe just help me understand the lease income line. It was down a little bit sequentially and I don't know, is that just because of the weakness that we're seeing in air? Does that have to do with their tech leasing. What sort of goes into that lease income line and what's affecting it?

BOB LYONS:

Sequentially from second quarter to the third quarter, would be a decrease in tech volumes. If you look year-over-year, from last year to this year, the biggest driver again would be your, the technology portfolio, essentially running down a bit as volumes have run lower than targeted levels.

CHARLES CASCARILLA:

Okay.

BOB LYONS:

That's been the biggest driver.

CHARLES CASCARILLA:

And the last question -- this is a little bit more of a strategic question. Just wondering what, you know, you're sort of targeting or could see the franchise earning is at peak. Are we -- if you look through the cycle and just trying to leave us a little bit more of a big picture. Question is what sort of the range we should think of as a peak ROE?

BRIAN KENNEY:

You know it's easier - this business mix is a little uncertain because of the way, you know, Specialty and Venture are rolling off and tech volume is a little low. If you look at it business by business, you know, a strong ROE in Rail at the peak is in the 20's.

CHARLES CASCARILLA:

Right.

BRIAN KENNEY:

A good Air ROE in normal times is 10% plus and tech would be also be on the low teens. So, you know, for GATX overall looking at current business mix, you would say 15% would be an excellent target, but you know, really depends more on business mix going forward. But I've given you the individual components.

CHARLES CASCARILLA:

And those, those are all peak ROEs then?

BRIAN KENNEY:

Yeah.

CHARLES CASCARILLA:

Okay, thanks.

                                                   Third Quarter Conference Call


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OPERATOR:

If you will like to ask a question at this time, please press star then the number one on your telephone keypad. Please hold while we compile the roster. Next question comes from Tom Leritz, Bank of America.

TOM LERITZ:

Hi guys. Just had a question regarding the capacity additions from Burlington Northern. On their quarter a couple of days ago, they kind of indicated that they're going to accelerate the delivery of 65 new locomotives into the current quarter, from early next year. They seem a little bit more bullish about freight volumes and just wondered how that would impact your leasing rates going forward and does that change anything?

BRIAN KENNEY:

With regards to Burlington Northern, I think CN also said the same thing. They both mentioned freight rates being up, especially in grain. Both of them mentioned grain and we have seen, actually that's what's driving some of the better renewal rate experience we've seen is in the grain cars that we have. They are up significantly since last year but that, you know, if you look at rates across the board though, that's more of an anomaly. Grains coming up from a very low base from a couple of years ago. So yes, there are, traffic's up there, rates are up there, our rates are up there and that's what's driving some of our improved renewal rate experience. But, speaking more generally, across the portfolio, it's more of a mixed bag. I mean, some cars are up like grain, intermodal, coal other are down or continue to be weak. So, it's really in a car-by-car basis.

TOM LERITZ:

I see, so some stabilization but no meaningful improvement?

BRIAN KENNEY:

Yeah there has been -- definitely has been stabilization, there's been slight improvement in our renewal rate experience as we go through the year. The other thing I'll mention is that the hill we have to climb as far as renewal rates is getting lower over time, because our average expiring rate is coming down in 2003 and probably will in 2004 as well. So, what we'd like to see to complete the equation is absolute rates go up across the board.

TOM LERITZ:

I see and then on the Air side with load factors, I guess it is seasonal, but what's your sense of capacity coming back in to the system on the Air side?

BRIAN KENNEY:

Well you know, for us it's much broader than the U.S. majors. Now the U.S. majors are bringing in some capacity, a number of them have mentioned that, you know, especially in some of the leisure markets, but yeah, let's see if that sticks more broadly for our portfolio. Let's see that some of the strength gained over the summer in the carriers that we lease to in Europe, France, let's see if they can hang in there in the fall and winter season, which is much more difficult. But yes, I mean, things have improved, just we'd like to say the same thing next spring.

TOM LERITZ:

Okay. Thank you.

OPERATOR:

At this time there are no further questions.

BOB LYONS:

I would like to thank everybody for participating this morning. The last couple of calls we have had have been fairly short and straightforward. I think that reflects the operating condition and the environment that we've been in here the last couple of quarters. We're around today, Brian or I, to answer any additional questions people might have. And I'd also point out that next week, Wednesday, we'll be at the Piper Jaffray Financial Services Conference in New York and if you're on the East Coast or attending that conference, hopefully we'll have the opportunity to see you face-to-face as well. Thank you very much.

OPERATOR:

This now concludes today's GATX third quarter earnings conference call. You may now disconnect.

                                                   Third Quarter Conference Call


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